Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258719
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
7.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	$92,000,000	$8,528.40

(1)
Assumes that the underwriters exercise their option to purchase 480,000 additional shares.

(2)
The filing fee is calculated in accordance with Rule 457(o) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on August 11, 2021 (File No. 333-258719) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 11, 2021)
Granite Point Mortgage Trust Inc.
3,200,000 Shares
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)
We are offering to the public 3,200,000 shares of our 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as the Series A Preferred Stock. The Series A Preferred Stock offered hereby constitutes an additional issuance of shares of Series A Preferred Stock with the 4,596,500 shares of Series A Preferred Stock previously issued on November 30, 2021 and December 10, 2021 (the “Outstanding Series A Preferred Stock”). The shares of the Series A Preferred Stock offered hereby will form a single series with all Outstanding Series A Preferred Stock. The Series A Preferred Stock will have identical terms and the same CUSIP number as the Outstanding Series A Preferred Stock and will trade interchangeably with the Outstanding Series A Preferred Stock on the NYSE upon settlement and approval for listing thereon.
Holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends (i) to, but excluding, January 15, 2027 at a fixed rate equal to 7.00% per annum of the $25.00 per share liquidation preference (equivalent to $1.75 per annum per share) and (ii) from and including January 15, 2027 at a floating rate equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined below)) plus a spread of 5.83% per annum of the $25.00 per share liquidation preference, or the Floating Rate; provided, however, that in no event shall the Floating Rate be lower than the Dividend Floor (as defined herein). Dividends are payable quarterly in arrears, on or about the 15th day of April, July, October and January of each year, when and as declared. For the shares of Series A Preferred Stock offered hereby, dividends accumulate and are cumulative from and including January 15, 2022. Dividends are payable, when, as and if authorized by our board of directors and declared by us, to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which will be such date as designated by our board of directors for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date. The first dividend on the shares of Series A Preferred Stock sold in this offering will be payable on or about April 15, 2022, will cover the period from January 15, 2022 to, but not including, such dividend payment date and will be in the amount of $0.4375 per share.
The Series A Preferred Stock may not be redeemed before November 30, 2026 except under circumstances intended to preserve our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after November 30, 2026 we may, at our option, redeem any or all of the shares of the Series A Preferred Stock at $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series A Preferred Stock on, or within 120 days after the first date on which such Change of Control occurred, for a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of shares of Series A Preferred Stock.
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (subject to our election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•
4.0683 (the “Share Cap”), subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.
The Outstanding Series A Preferred Stock is, and the Series A Preferred Stock offered hereby will be, listed on the New York Stock Exchange (“NYSE”) under the symbol “GPMT PrA.” The last reported sale price of the Series A Preferred Stock on the NYSE on January 14, 2022 was $25.90 per share. Our common stock is traded on the NYSE under the symbol “GPMT.”
To assist us in maintaining our qualification as a REIT, among other purposes, stockholders are generally restricted from owning (or being treated as owning under applicable attribution rules) more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% by value of our outstanding shares of capital stock, unless our board of directors waives these limitations. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series A Preferred Stock generally do not have any voting rights.
We have granted the underwriters the right to purchase up to an additional 480,000 shares of Series A Preferred Stock from us to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

You should carefully consider the risk factors referred to in the section titled “Risk Factors” of this prospectus supplement and page S-9 in the accompanying prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the Series A Preferred Stock.
	Per Share	Total(1)
Public offering price	$25.00	$80,000,000
Underwriting discount	$0.7875	$2,520,000
Proceeds, before expenses, to us	$24.2125	$77,480,000

(1)
Assumes no exercise of the underwriters’ over-allotment option.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares of Series A Preferred Stock sold in this offering is expected to be made on or about January 25, 2022 only in book-entry form through the facilities of The Depository Trust Company.

Sole Book-Running Manager
Raymond James
The date of this prospectus supplement is January 18, 2022.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus, dated August 11, 2021. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing the SEC’s “shelf” registration process. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of Series A Preferred Stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus after the date of this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
Before you invest in the Series A Preferred Stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Series A Preferred Stock in certain jurisdictions may be restricted by law. Neither we nor the underwriters are making an offer of the Series A Preferred Stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement may be used only where it is legal to sell the Series A Preferred Stock offered hereby. You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate only as of the date on the front cover of those respective documents. Our business, financial condition and results of operations may have changed since such dates.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Series A Preferred Stock. Neither we nor the underwriters are making any representation to you regarding the legality of an investment in the Series A Preferred Stock by you under applicable investment or similar laws.
As used in this prospectus supplement, unless otherwise indicated, the terms the “issuer,” “we,” “our,” “us,” “Granite Point” or the “Company” refer to Granite Point Mortgage Trust Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those relating to the COVID-19 pandemic, including the ultimate impact of the COVID-19 pandemic on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will prove to be correct or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
These forward-looking statements are subject to risks and uncertainties, including, among other things, those referred to in the section titled “Risk Factors of this prospectus supplement and in the accompanying prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Important factors that may affect our actual results include, among others:
•
the severity and duration of the ongoing COVID-19 pandemic;

•
potential risks and uncertainties relating to the spread of COVID-19, including new variants;

•
actions taken by governmental authorities and businesses to contain the COVID-19 pandemic or to mitigate its impact;

•
the negative impacts of the COVID-19 pandemic on the U.S. and global economies, including the unemployment rate, and the impacts of COVID-19 pandemic on our financial condition, business operations and value of our assets, as well as the financial condition and operations of our borrowers;

•
the general political, economic and competitive conditions in the markets in which we invest;

•
defaults by borrowers in paying debt service on outstanding indebtedness and borrowers’ abilities to manage and stabilize properties;

•
our ability to obtain or maintain financing arrangements on terms favorable to us or at all;

•
the level and volatility of prevailing interest rates and credit spreads;

•
reductions in the yield on our investments and increases in the cost of our financing;

•
general volatility of the securities markets in which we participate and the potential need to post additional collateral on our financing arrangements;

•
the return or impact of current or future investments;

•
changes in our business, investment strategies or target investments;

•
increased competition from entities investing in our target investments;

•
effects of hedging instruments on our target investments;

•
changes in governmental regulations, tax law and rates and similar matters;

•
our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

S-iii

•
availability of desirable investment opportunities;

•
availability of qualified personnel;

•
estimates relating to our ability to make distributions to our stockholders in the future;

•
acts of God, such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism, pandemics, such as COVID-19, and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•
deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us, including the risk of credit loss charges and any impact on our ability to satisfy the covenants and conditions in our debt agreements; and

•
difficulty or delays in redeploying the proceeds from repayments of our existing investments.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus might not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-iv

MARKET AND OTHER INDUSTRY DATA
This prospectus supplement includes and incorporates by reference market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure contained or incorporated by reference in this prospectus supplement, and we believe our estimates to be accurate as of the date of this prospectus supplement, such other date stated in this prospectus supplement or such date as of the document incorporated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included and incorporated by reference in this prospectus supplement, and estimates and beliefs based on that data, may not be reliable.

S-v

SUMMARY
This summary highlights certain significant aspects of our business. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus supplement, including the information presented under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward- Looking Statements” and the accompanying prospectus, the documents incorporated by reference herein or therein and the consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties.
The Company
We are an internally managed real estate finance company that focuses primarily on directly originating, investing in and managing senior floating-rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Our investment objective is to preserve our stockholders’ capital while generating attractive risk-adjusted returns over the long term, primarily through dividends derived from current income produced by our investment portfolio. We operate as a REIT as defined under the Internal Revenue Code of 1986, as amended (the “Code”). We also operate our business in a manner that will permit us to maintain our exclusion from registration under the Investment Company Act.
We were externally managed by Pine River Capital Management L.P. through December 31, 2020, and on January 1, 2021, we internalized our management function. We are organized as a holding company and operate our business primarily through various subsidiaries in a single reporting segment that originates, acquires and finances our target investments.
Our investment strategy is to directly originate, invest in and manage a portfolio of primarily senior floating-rate commercial real estate loans and other debt and debt-like instruments secured by various types of institutional quality commercial properties located in attractive markets across the United States and managed by experienced owners. These loans may vary in term and may bear interest at a fixed or floating rate, although our primary focus is on floating-rate loans. We typically provide intermediate-term bridge or transitional financing for a variety of purposes, including acquisitions, recapitalizations, refinancings and a range of business plans, including lease-up, renovation, repositioning and repurposing of the commercial property.
From time to time, we may also invest in mezzanine loans, subordinated mortgage interests (sometimes referred to as a B-note) and other real estate securities such as commercial mortgage-backed securities and collateralized loan obligations and may also invest in preferred equity investments and other investments that are subordinated or otherwise junior in a target company’s capital structure and that involve privately negotiated structures.
Our investment objective is to generate attractive, risk-adjusted returns for our stockholders over the long-term, primarily through dividends, and to preserve our stockholders’ capital through business cycles. We believe that stability of our capital base is of paramount importance to our ability to invest in assets that generate attractive returns on an ongoing basis. We intend to achieve these objectives by further growing our already well-diversified investment portfolio and actively managing various risks associated with our business strategy.
As a long-term, fundamental value-oriented investor, we may adjust our investment strategy as we react to evolving market dynamics. We believe there are enduring opportunities within our target investments that present attractive, risk-adjusted returns. However, as economic and business cycles develop, we may expand and/or adjust our investment strategy and target investments to capitalize on various investment opportunities. We believe that our well-diversified portfolio and flexible investment strategy will allow us to actively adapt to changing market conditions and generate attractive, long-term returns for our stockholders in a variety of environments.
Our principal office is located in leased space at 3 Bryant Park, Suite 2400A, New York, New York 10036 and our telephone number is (212) 364-5500. Our website is located at www.gpmtreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.
Recent Developments
Initial Issuance
On November 30, 2021 and December 10, 2021, we issued 4,000,000 and 596,500 shares of Series A Preferred Stock, respectively, which have identical terms to those described under “Description of the Series A Preferred Stock.” A portion of the net proceeds from the issuance of the Outstanding Series A Preferred Stock were used to prepay $75 million of the $225 million of borrowings under the 8.00% senior secured term loan facilities of certain of our subsidiaries due 2025 (the “Term Loans”), resulting in a total payment of approximately $79.9 million, inclusive of the principal amount, prepayment penalty and accrued interest. As a result of this repayment, we realized a charge on early extinguishment of debt of approximately $(8.9) million, or $(0.17) per share, comprised of the prepayment penalty and a pro-rata charge-off of unamortized discount including transaction costs. The remainder of the net proceeds are being used for general corporate purposes. On December 16, 2021, our board of directors declared a dividend of $0.15069 per share of the Outstanding Series A Preferred Stock. This dividend was paid on January 18, 2022 to the holders of record of the Series A Preferred Stock at the close of business on December 31, 2021.
Investment Portfolio
During the fourth quarter of 2021, we closed seven new senior floating-rate commercial real estate loans with total commitments of approximately $248 million and initial fundings of approximately $220 million. The newly originated loans have an estimated weighted average stabilized loan-to-value of approximately 67%, a cash coupon of L+3.2% before amortization of loan fees, and are secured by multifamily, industrial, self-storage, office and mixed-use properties. During the fourth quarter of 2021, we also funded approximately $47 million for prior commitments and realized approximately $144 million of loan repayments. We have not yet finalized our year-end financial reporting processes, such as, among others, establishing our allowance for credit losses and assigning risk ratings on the loan portfolio, both of which may vary and change from period to period in the normal course as a result of macro and other factors, and we cannot assure you of the final results of such activities at this time.
Liquidity
As of January 14, 2022, we carried a cash balance of approximately $200 million.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see “Description of the Series A Preferred Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.
Issuer
Granite Point Mortgage Trust Inc.
Securities Offered by Us
3,200,000 shares of 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, plus up to an additional 480,000 shares if the underwriters exercise their over-allotment option in full. The Series A Preferred Stock offered hereby constitutes an additional issuance of shares of the Outstanding Series A Preferred Stock with the 4,596,500 shares of Series A Preferred Stock previously issued on November 30, 2021 and December 10, 2021. The shares of the Series A Preferred Stock offered hereby will form a single series with the Outstanding Series A Preferred Stock. The Series A Preferred Stock will have identical terms and the same CUSIP number as the Outstanding Series A Preferred Stock and will trade interchangeably with the Outstanding Series A Preferred Stock on the NYSE upon settlement and approval for listing thereon.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $77.0 million (or $88.6 million if the underwriters exercise their over-allotment option to purchase additional shares of Series A Preferred Stock in full), after deducting the underwriting discount and estimated offering expenses payable by us. We plan to use the net proceeds from this offering for general corporate purposes, including, but not limited to, loan originations, repayment of indebtedness, working capital, capital expenditures, investments and acquisitions. See “Use of Proceeds.”
Dividends
Holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends (i) to, but excluding, January 15, 2027 (the “Fixed Rate Period”), at a fixed rate equal to 7.00% per annum of the $25.00 per share liquidation preference (equivalent to $1.75 per annum per share) and (ii) from and including January 15, 2027 (the “Floating Rate Period”), at a floating rate equal to a Benchmark rate (as defined under “Description of the Series A Preferred Stock — Dividends”), which is expected to be the Three-Month SOFR, plus a spread of 5.83% per annum of the $25.00 per share liquidation preference (the “Floating Rate”); provided, however, that in no event shall the Floating Rate be lower than 7.00% per annum (the “Dividend Floor”). Dividends are payable quarterly in arrears on the 15th day of April, July, October and January of each year, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends are payable, when, as and if authorized by our board of directors and declared by us, to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which will be such date as designated by our board of directors for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date. For the shares of Series A Preferred Stock offered hereby, dividends accumulate and are cumulative from and including January 15, 2022. The first dividend on the shares of Series A Preferred Stock offered hereby is scheduled to be payable on or about April 15, 2022, will cover the period from January 15, 2022 to, but not including, such dividend payment date, will be in the amount of $0.4375 per share and will be paid to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date, which we expect will be on or about April 1, 2022.
No Maturity
The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “Description of the Series A Preferred Stock — Conversion Rights.” We are not required to set aside funds to redeem the Series A Preferred Stock.
Optional Redemption
The Series A Preferred Stock is not redeemable by us prior to November 30, 2026, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except as described below under “Description of the Series A Preferred Stock — Redemption — Special Optional Redemption.” On and after November 30, 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. See “Description of the Series A Preferred Stock — Redemption — Optional Redemption.”
Special Optional Redemption
Upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the conversion right described below under “Description of the Series A Preferred Stock — Conversion Rights” with respect to the shares of Series A Preferred Stock called for redemption. See “Description of the Series A Preferred Stock — Redemption — Special Optional Redemption.”
A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•
following the closing of any transaction referred to in the bullet point above, neither we nor the direct or indirect acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC, or the Nasdaq Global Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right, subject to our election to redeem the Series A Preferred Stock in whole or part, as described above and under “Description of the Series A Preferred Stock — Redemption — Optional Redemption” or “Description of the Series A Preferred Stock — Redemption — Special Optional Redemption” prior to the Change of Control Conversion Date, to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•
the Share Cap subject to adjustments to the Share Cap for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations with respect to our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.
For definitions of “Change of Control Conversion Date” and “Common Stock Price” and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series A Preferred Stock in the event of a Change of Control, and for other important information, see “Description of the Series A Preferred Stock — Conversion Rights.”
Liquidation Preference
If we liquidate, dissolve or wind up, holders of shares of Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends thereon to, but excluding, the date of payment, without interest, before any payment is made to the holders of our common stock or any other class or series of our stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. See “Description of the Series A Preferred Stock — Liquidation Preference.”
Ranking
The Series A Preferred Stock rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with our 10% Cumulative Redeemable Preferred Stock (1,000 shares outstanding with a $1,000,000 liquidation preference) and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and to the indebtedness of our existing subsidiaries and any future subsidiaries. See “Description of the Series A Preferred Stock — Ranking.”
As of September 30, 2021, we had approximately $3.0 billion of indebtedness and other liabilities ranking senior to the Series A Preferred Stock, consisting of borrowings under our credit facilities, collateralized loan obligations and convertible senior unsecured debt. The credit agreement governing the Term Loans restricts and future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock.
Voting Rights
Holders of shares of Series A Preferred Stock generally have no voting rights. However, if we do not pay dividends on the Series A Preferred Stock for six or more quarterly Dividend Periods (defined below), whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holder of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of the Series A Preferred Stock (voting together as a single class with other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series A Preferred Stock, subject to certain limitations described in the section entitled Description of the Series A Preferred Stock — Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A

Preferred Stock, voting together as a single class with other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock, is required for us to authorize or issue any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or to amend, alter or repeal any provision of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions. The holders of Series A Preferred Stock have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the charter, of the Series A Preferred Stock. See “Description of the Series A Preferred Stock — Voting Rights.”
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of shares of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of shares of Series A Preferred Stock, subject to certain exceptions described in this prospectus supplement. We will use our best efforts to post to our website or mail (or otherwise provide) the information to the holders of shares of Series A Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non- accelerated filer” within the meaning of the Exchange Act.
Listing
The Outstanding Series A Preferred Stock is, and the Series A Preferred Stock offered hereby will be, listed on the NYSE under the symbol “GPMT PrA.” We cannot assure you that a market for the Series A Preferred Stock will develop or, if developed, will be maintained or will provide you with adequate liquidity.
Restrictions on Ownership and Transfer
In order, among other purposes, to ensure that we remain a qualified REIT for federal income tax purposes, our charter provides that no person may own, or be deemed to own by virtue of applicable attribution provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.8% by value of the outstanding shares of our capital stock, subject to certain exceptions. These provisions may restrict the ability of a holder of shares of Series A Preferred Stock to convert such stock into our common stock and may limit the amount of shares of Series A Preferred Stock that a holder may acquire or otherwise own. See “Description of the

Series A Preferred Stock-Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Capital Stock — Restrictions on Transfer and Ownership” in the accompanying prospectus.
Risk Factors
An investment in the Series A Preferred Stock involves risk. You should carefully consider the information set forth in the sections entitled “Risk Factors” in this prospectus supplement and page 2 in the accompanying prospectus and in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.
U.S. Federal Income Tax Considerations
For a discussion of the U.S. federal income tax consequences of owning and disposing of the Series A Preferred Stock, see “Supplement to U.S. Federal Income Tax Considerations.” For a discussion of the U.S. federal income tax consequences of owning and disposing of any common stock received upon conversion of the Series A Preferred Stock, see “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Book-Entry and Form
The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

RISK FACTORS
An investment in the Series A Preferred Stock involves risk. You should carefully consider the risk factors appearing below, in the section entitled “Risk Factors” beginning on page 2 of the accompanying prospectus and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement in its entirety, before acquiring the Series A Preferred Stock. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially and adversely affect our business, financial condition, results of operations or liquidity. If any of the events or developments actually occurs, our business, financial condition and results of operations may suffer. In that case, the value of the Series A Preferred Stock may decline, and you could lose all or part of your investment.
Risks Related to the Series A Preferred Stock and this Offering
The Series A Preferred Stock effectively ranks junior to all indebtedness and other liabilities of us and our subsidiaries.
In the event of our bankruptcy, liquidation, dissolution or winding up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. In addition, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries in that the Series A Preferred Stock is structurally subordinated to these types of indebtedness and other liabilities. Our existing subsidiaries are and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. As of September 30, 2021, we had approximately $3.0 billion of indebtedness and other liabilities ranking senior to the Series A Preferred Stock, consisting of borrowings under our credit facilities, collateralized loan obligations and convertible senior unsecured debt. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock.
Future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to owners of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series A Preferred Stock will bear the risk of our future offerings reducing the market price of the Series A Preferred Stock and diluting the value of their holdings in us. As previously disclosed, at any given time and from time to time we may be evaluating or pursuing one or more transactions to improve our liquidity or to refinance our debt or may otherwise seek transactions to reduce our interest expense or leverage and extend our debt maturities. We cannot assure you when we will pursue any debt transaction or the terms thereof, but we may issue debt securities, including senior notes, after completion of this offering.
We may issue additional shares of Series A Preferred Stock and additional series of preferred stock that rank on parity with the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights.
We are allowed to issue additional shares of Series A Preferred Stock and additional classes or series of preferred stock that would rank on parity with the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our charter, including the articles supplementary for the Series A Preferred Stock, without any vote of the holders of the Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the holders of the Series A Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends, including our 10% Cumulative Redeemable Preferred Stock.
In addition, although holders of shares of Series A Preferred Stock are entitled to limited voting rights, as described in “Description of the Series A Preferred Stock — Voting Rights,” with respect to certain matters, the Series A Preferred Stock will vote separately as a class together with all other classes or series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of shares of Series A Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.
Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or, except in limited circumstances, the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. In addition, restrictions under our existing or future debt securities, including under the Term Loans and our convertible unsecured senior notes, may limit our ability to pay dividends on the Series A Preferred Stock or redeem the Series A Preferred A Stock. Accordingly, we may not make a distribution on our Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or, except in limited circumstances, our total assets would be less than the sum of our total liabilities plus, unless the charter provides otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our Series A Preferred Stock.
You should not rely on indicative or historical data concerning SOFR.
The dividend rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event (as defined below in “Description of the Series A Preferred Stock”) and its related Benchmark Replacement Date (as defined below in “Description of the Series A Preferred Stock”) occur with respect to Three-Month Term SOFR, in which case the dividend rate will be based on the next-available Benchmark Replacement) (but in no event shall the Floating Rate be lower than the Dividend Floor). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked Series A Preferred Stock, we mean the Series A Preferred Stock at any time when the dividend rate on the Series A Preferred Stock is or will be determined based on SOFR, including the Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be

“specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash- lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://www.newyorkfed.org/markets/reference-rates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although these historical indicative data inherently involve assumptions, estimates and approximations. You should not rely on these historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked Series A Preferred Stock may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in SOFR could adversely affect the dividend that accrues on the SOFR-linked Series A Preferred Stock and the trading prices for the SOFR-linked Series A Preferred Stock.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked Series A Preferred Stock. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the dividends that accrue on the SOFR-linked Series A Preferred Stock, which may adversely affect the trading prices of the SOFR-linked Series A Preferred Stock. In addition, the dividend rate on the SOFR-linked Series A Preferred Stock for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the dividend rate for that day has already been determined prior to such publication. In no event shall the Floating Rate be lower than the Dividend Floor. If the Benchmark rate plus a spread of 5.83% during the Floating Rate Period is less than 7.00%, the Floating Rate will be deemed to be the Dividend Floor. There is no assurance that changes in SOFR could not have a material adverse effect on the value of and market for the SOFR-linked Series A Preferred Stock.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve (the “Federal Reserve”) and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”). However, because SOFR is a broad
U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as

U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.
Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked Series A Preferred Stock.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked Series A Preferred Stock.
Any market for the SOFR-linked Series A Preferred Stock may be illiquid or unpredictable.
Since SOFR is a relatively new market index, SOFR-linked equity securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked Series A Preferred Stock may never develop or may not be very liquid. Market terms for securities that are linked to SOFR may evolve over time, and as a result, trading prices of the SOFR-linked Series A Preferred Stock may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked Series A Preferred Stock, the trading price of the SOFR-linked Series A Preferred Stock may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked Series A Preferred Stock at all or may not be able to sell the SOFR-linked Series A Preferred Stock at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked Series A Preferred Stock.
The dividend rate for the Series A Preferred Stock during the Floating Rate Period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the Series A Preferred Stock, the dividend rate on the Series A Preferred Stock during the Floating Rate Period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR, but in no event shall the Floating Rate be lower than the Dividend Floor. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates.
Under the terms of the Series A Preferred Stock, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides may be appropriate to reflect the use of Three-Month Term SOFR as the dividend rate for the Series A Preferred Stock in a manner substantially consistent with market practice, which are defined in the terms of the Series A Preferred Stock as “Three-Month Term SOFR Conventions.” The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the dividend rate on the Series A Preferred Stock during the Floating Rate Period, which could adversely affect the return on, value of and market for the Series A Preferred Stock.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Series A Preferred Stock, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the dividend rate on the Series A Preferred Stock during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined in “Description of the Series A Preferred Stock”), which is another Benchmark Replacement, may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect the dividends that accrue on the Series A Preferred Stock and the trading prices for the Series A Preferred Stock.
Under the benchmark transition provisions of the Series A Preferred Stock, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (as defined in “Description of the Series A Preferred Stock”) (such as the ARRC), (ii) ISDA (as defined in “Description of the Series A Preferred Stock”) or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Series A Preferred Stock as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of the dividend rate, and the timing and frequency of determining rates and making payments. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of dividends that accrue on the Series A Preferred Stock during the Floating Rate Period, which could adversely affect the return on, value of and market for the Series A Preferred Stock. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
The dividends that accrue on the Series A Preferred Stock will vary after January 15, 2027.
During the fixed rate period, the Series A Preferred Stock will accrue dividends at an initial rate of 7.00% per annum. Thereafter, the dividends will accrue on the Series A Preferred Stock at a floating rate equal to a Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 5.83% per annum of the $25.00 per share liquidation preference, subject to the provisions under “Description of the Series A Preferred Stock — Dividends;” provided, however, that in no event shall the Floating Rate be lower than the Dividend Floor. The dividend rate that is determined at the reference time for each Dividend Period will apply to the entire Dividend Period following such determination date even if the Benchmark rate increases during that period.
Floating rate preferred stock bears additional risks not associated with fixed rate equity securities. These risks include fluctuation of the dividend rate and the possibility that you will receive an amount of dividends that is lower than expected. We have no control over a number of matters that may impact the dividend rate, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Series A Preferred Stock.
The change of control conversion rights described in this prospectus supplement may not adequately compensate you in the event of a change of control of our Company. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock held by such holder as described under “Description of the Series A Preferred Stock — Redemption — Optional Redemption” or “Description of

the Series A Preferred Stock — Redemption — Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of such holder’s shares of Series A Preferred Stock into our shares of common stock (or under specified circumstances certain alternative consideration). Notwithstanding that we generally may not redeem the Series A Preferred Stock prior to November 30, 2026, we have a special optional redemption right to redeem the Series A Preferred Stock in the event of a Change of Control, and holders of the Series A Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of the Series A Preferred Stock — Redemption — Special Optional Redemption” and “Description of the Series A Preferred Stock — Conversion Rights.”
If we do not elect to redeem the Series A Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights described in this prospectus supplement, the holders of Series A Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to the lesser of (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and (b) 4.0683, multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $6.145 (which is 50% of the per share closing sale price of our common stock reported on the NYSE on November 19, 2021), subject to adjustment in certain circumstances, the holders of the Series A Preferred Stock will receive a maximum of shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series A Preferred Stock plus any accumulated and unpaid dividends.
In addition, the Change of Control conversion feature of the Series A Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the articles supplementary, no holder of shares of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter, including the articles supplementary, unless we provide an exemption from such restrictions to such holder. See “Description of the Series A Preferred Stock — Restrictions on Ownership and Transfer” below and “Description of Capital Stock — Restrictions on Transfer and Ownership” in the accompanying prospectus.
The trading price of the Series A Preferred Stock could be substantially affected by various factors.
The trading price of the Series A Preferred Stock will depend on many factors, which may change from time to time, including:
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prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

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market prices of common and preferred equity securities issued by REITs and other real estate companies;

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the annual yield from distributions on the Series A Preferred Stock as compared to yields on other financial instruments;

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general economic and financial market conditions;

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government action or regulation;

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the financial condition, performance and prospects of us and our competitors;

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changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

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our issuance of additional common equity or debt securities;

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our issuance of additional series or classes of preferred securities; and

•
actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the trading price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.
Our charter, including the articles supplementary establishing the terms of the Series A Preferred Stock, contains restrictions upon ownership and transfer of the Series A Preferred Stock which may impair the ability of holders to convert Series A Preferred Stock into our common stock.
Our charter, including the articles supplementary establishing the terms of the Series A Preferred Stock, contains restrictions on ownership and transfer of the Series A Preferred Stock intended, among other things, to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, our charter provides that no person may own, or be deemed to own by virtue of applicable attribution provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.8% by value of our outstanding shares of capital stock, subject to certain exceptions. See “Description of the Series A Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement. Given that shares of the Series A Preferred Stock owned or treated as owned by you will be counted as our capital stock for purposes of the 9.8% ownership limitation applicable to our capital stock, you should consider this ownership limitation prior to your purchase of the Series A Preferred Stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of shares of Series A Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter, including the articles supplementary for the Series A Preferred Stock. In addition, these restrictions could have takeover defense effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series A Preferred Stock.
As a holder of shares of Series A Preferred Stock, you will have extremely limited voting rights.
Your voting rights as a holder of shares of Series A Preferred Stock will be limited. Our common stock is the only class of our securities that carry full voting rights. Voting rights for holders of shares of Series A Preferred Stock exist primarily with respect to the ability to elect, voting together as a single class with the holders of any other class or series of our preferred stock having similar voting rights, two additional directors to our board of directors, in the event that six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series A Preferred Stock, that materially and adversely affect the rights of the holders of shares of Series A Preferred Stock or authorize, increase or create additional classes or series of our stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of shares of Series A Preferred Stock do not have any voting rights. See “Description of the Series A Preferred Stock — Voting Rights.”
Listing of the Series A Preferred Stock on the NYSE does not guarantee a liquid market for the Series A Preferred stock.
While the Series A Preferred Stock is listed on the NYSE, we cannot assure you that a liquid market for the Series A Preferred Stock will develop or, if developed, will be maintained or will provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock offered hereby, but are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series A Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. As a result, the ability to transfer or sell the Series A Preferred Stock and the amount you receive upon any sale or transfer of the Series A Preferred Stock could be adversely affected.
If our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.
Other than in connection with a Change of Control, the Series A Preferred Stock does not contain rights that are intended to protect you if our common stock is delisted from the NYSE. Because the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the Series A Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series A Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $77.0 million (or $88.6 million if the underwriters exercise their over-allotment option to purchase additional shares of Series A Preferred Stock in full), after deducting the underwriting discount and estimated offering expenses payable by us. We plan to use the net proceeds from this offering for general corporate purposes, including, but not limited to, loan originations, repayment of indebtedness, working capital, capital expenditures, investments and acquisitions.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
This description of certain terms of the Series A Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. The description of certain terms of the Series A Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary classifying and designating the Series A Preferred Stock, our bylaws and Maryland law. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.
General
Pursuant to our charter, we are currently authorized to classify, designate and issue up to 50,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000 shares are classified as 10% cumulative redeemable preferred stock, par value $0.01 per share, and of which 4,600,000 are classified as 7.00% Series A Fixed-to- Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as the Series A Preferred Stock, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, 1,000 shares of 10% Cumulative Redeemable Preferred Stock are issued and outstanding ($1,000,000 liquidation preference) and 4,596,500 shares of Series A Preferred Stock are issued and outstanding ($25.00 liquidation preference), and referred to throughout this prospectus supplement as the Outstanding Series A Preferred Stock.
We previously issued 4,596,500 shares of Series A Preferred Stock, or the Outstanding Series A Preferred Stock. The Series A Preferred Stock offered hereby constitutes an additional issuance of shares of Series A Preferred Stock that we first issued on November 30, 2021. The shares of the Series A Preferred Stock offered hereby will form a single series with the Outstanding Series A Preferred Stock. The Series A Preferred Stock will have identical terms and the same CUSIP number as the Outstanding Series A Preferred Stock and will trade interchangeably with the Outstanding Series A Preferred Stock on the NYSE upon settlement and approval for listing thereon. Our board of directors has authorized the filing of articles supplementary to our charter (the “articles supplementary”), which articles classify and provide us with the ability to issue an additional 6,900,000 shares of Series A Preferred Stock from time to time, including in this offering, and set forth the terms of the Series A Preferred Stock. After giving effect to the classification of such additional 6,900,000 shares of Series A Preferred Stock, the total number of shares of our preferred stock classified as Series A Preferred Stock will be 11,500,000, shares. Subsequent to the completion of this offering, we will have available for issuance authorized but unissued 42,202,500 shares of preferred stock (or 41,722,500 shares if the underwriters exercise their over-allotment option in full). Our board of directors may, without the approval of holders of any of the 10% cumulative redeemable preferred stock, the Series A Preferred Stock or our common stock, classify additional classes or series of authorized and unissued preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Our board of directors may, with the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time (voting together as a single class with other classes or series of our preferred stock we may issue ranking on a parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable), classify and designate equity securities ranking senior to the Series A Preferred Stock.
The Outstanding Series A Preferred Stock is, and the Series A Preferred Stock offered hereby will be, listed on the NYSE under the symbol “GPMT PrA.” The last reported sale price of the Series A Preferred Stock on the NYSE on January 14, 2022 was $25.90 per share.
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock will be Equiniti Trust Company, the principal business address of which is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

Maturity
The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “— Conversion Rights.” We are not required to set aside funds to redeem the Series A Preferred Stock.
Ranking
The Series A Preferred Stock rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
(1)
senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)
on a parity with our 10% Cumulative Redeemable Preferred Stock (1,000 shares outstanding with a $1,000,000 liquidation preference) and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)
junior all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)
effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock), and to the indebtedness of our existing subsidiaries and any future subsidiaries.

As of September 30, 2021, we had approximately $3.0 billion of indebtedness and other liabilities ranking senior to the Series A Preferred Stock, consisting of borrowings under our credit facilities, collateralized loan obligations and convertible senior unsecured debt. Certain of our existing or future debt instruments, including under the 8.00% senior secured term loan facilities of certain of our subsidiaries due 2025, may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock.
Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series A Preferred Stock to, but excluding, January 15, 2027 (the “Fixed Rate Period”) is 7.00% of the $25.00 per share liquidation preference per annum (equivalent to $1.75 per annum per share). On and after January 15, 2027 (the “Floating Rate Period”), dividends on the Series A Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to the Benchmark rate (which is expected to be the Three-Month Term SOFR) plus a spread of 5.83% (the “Floating Rate”). In no event shall the Floating Rate be lower than 7.00% per annum (the “Dividend Floor”). If the Benchmark rate plus a spread of 5.83% during the Floating Rate Period is less than 7.00% per annum, the Floating Rate will be deemed to be the Dividend Floor. Dividends on the shares of Series A Preferred Stock offered hereby accrue daily and are cumulative from and including January 15, 2022, and is payable quarterly in arrears on the 15th day of April, July, October and January of each year (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the articles supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such divided payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the shares of Series A Preferred Stock offered hereby is scheduled to be payable on or about April 15, 2022, will cover the period from January 15, 2022 to, but not including, such dividend payment date, will be in the amount of $0.4375 per share, will be paid to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date, which we expect will be on or about April 1, 2022. Any dividend payable on the Series A Preferred Stock during the Fixed Rate Period, including dividends payable for the first Dividend Period and any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any dividends payable on the Series A Preferred Stock during the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed by multiplying the Floating Rate for that Dividend Period by a fraction, the numerator of which will be the actual number of days elapsed during that Dividend Period and the denominator of which will be 360, and by multiplying the result by the aggregate liquidation preference of the Series A Preferred Stock. Dividends will be payable, when, as and if authorized by our board of directors and declared by us, to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which will be such date as designated by our board of directors for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date falls (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which was the period from and including November 30, 2021 (the issue date of the Outstanding Series A Preferred Stock) to, but excluding, January 15, 2022.
For the purpose of calculating the dividends on the Series A Preferred Stock during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Dividend Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will appoint a third party independent financial institution of national standing with experience providing such services as calculation agent for the Series A Preferred Stock prior to the commencement of the Floating Rate Period. We may change the calculation agent at any time in our sole discretion.
The following definitions apply to the foregoing definition of Three-Month Term SOFR: “Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark
Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Dividend Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Dividend Period and making dividend payments, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “— Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of the dividend rate, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the dividend rate on the Series A Preferred Stock during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the dividend rate on the Series A Preferred Stock during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus a spread of 5.83%; provided, however, that in no event shall the Floating Rate be lower than the Dividend Floor.
Absent manifest error, the calculation agent’s determination of the dividend rate for a particular Dividend Period for the Series A Preferred Stock will be binding and conclusive on you, the transfer agent and us. The calculation agent’s determination of any dividend rate, and its calculation of dividends for any Dividend Period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the Series A Preferred Stock upon request and will be provided to the transfer agent.
If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the dividend rate and dividend payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when the Series A Preferred Stock is outstanding, then the foregoing provisions concerning the calculation of the dividend rate and dividend payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.
No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — Risks Related to the Series A Preferred Stock and this Offering — Our ability to pay dividends is limited by the requirements of Maryland law” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series A Preferred Stock.
Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are assets legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of shares of Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future distributions on our common stock and preferred stock, including the Series A Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, any debt service requirements, applicable law and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.
Except as noted below, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid, (i) no dividends (other than in shares of common stock or in shares of any class or series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared and paid upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation; (ii) no other distribution shall be declared and made upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation; and (iii) no shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except (x) by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, (y) for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock or (z) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any preferred stock that we may issue ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation).
When dividends are not paid in full upon the Series A Preferred Stock and the shares of any other class or series of preferred stock that we may issue ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of preferred stock ranking on a parity that we may issue as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of shares of Series A Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series A Preferred Stock will not be added to our total liabilities.
Redemption
The Series A Preferred Stock is not redeemable by us prior to November 30, 2026, except as described below under “— Special Optional Redemption” and except that, as provided in our charter, we may purchase or redeem shares of the Series A Preferred Stock prior to that date in order to preserve our qualification as a REIT for federal income tax purposes. See below and “Description of Capital Stock — Restrictions on Transfer and Ownership” in the accompanying prospectus.
Optional Redemption.   On and after November 30, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption. If we elect to redeem any shares of Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
Special Optional Redemption.   Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days on or after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “— Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the direct or indirect acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq.

Redemption Procedures.   In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:

•
the redemption date;

•
the number of shares of Series A Preferred Stock to be redeemed;

•
the redemption price;

•
the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;

•
that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•
whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption;”

•
if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•
if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series A Preferred Stock being so called for redemption will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and that each share of Series A Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock, except as to the holder to whom notice was defective or not given. Notwithstanding the foregoing, no notice of redemption will be required where we elect to redeem Series A Preferred Stock to preserve our status as a REIT.
Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set apart the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot, provided that no shares will be redeemed in a manner that would result in the automatic transfer of any shares of our stock to a trust as described below under “— Restrictions on Ownership and Transfer.”
Immediately prior to any redemption of Series A Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends through but excluding the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for shares of our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock to preserve our REIT status for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock held by such holder as described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration,”) equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the Conversion Rate); and

•
4.0683 (the “Share Cap”), subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary designating the Series A Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series A Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed 13,018,560 shares of our common stock (or equivalent Alternative

Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series A Preferred Stock is exercised, not to exceed 14,971,344 shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and will also be increased on a pro rata basis with respect to any additional shares of Series A Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary and subsequently issued. 13,018,560 shares of our common stock (or 14,971,344 shares of our common stock if the underwriters exercise their over-allotment option in full) issuable upon conversion of the Series A Preferred Stock offered hereby is exclusive of the 18,714,180 shares of our common stock issuable upon conversion of the Outstanding Series A Preferred Stock.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”); the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series A Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, unless we have, prior to the expiration of such 15-day period, provided notice of our election to redeem all shares of Series A Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of shares of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
•
the events constituting the Change of Control;

•
the date of the Change of Control;

•
the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

•
the method and period for calculating the Common Stock Price;

•
the Change of Control Conversion Date;

•
that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series A Preferred Stock, holders will not be able to convert the shares of Series A Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•
if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•
the name and address of the paying agent, transfer agent and conversion agent for the Series A Preferred Stock;

•
the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•
the last date on which holders of shares of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on The Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of shares of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series A Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series A Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•
the relevant Change of Control Conversion Date;

•
the number of shares of Series A Preferred Stock to be converted; and

•
that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•
the number of withdrawn shares of Series A Preferred Stock;

•
if certificated Series A Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•
the number of shares of Series A Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock, as described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” in which case only the shares of Series A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the articles supplementary, no holder of shares of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter, including the articles supplementary, unless we provide an exemption from such restrictions to such holder. See “— Restrictions on Ownership and Transfer” below and “Description of Capital Stock — Restrictions on Transfer and Ownership” in the accompanying prospectus.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors Risks Related to the Series A Preferred Stock and this Offering — The change of control conversion rights described in this prospectus supplement may not adequately compensate you in the event of a change of control of our Company. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”
Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below. Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of shares of Series A Preferred Stock (voting together as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A

Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series A Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of the Series A Preferred Class (voting together as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.
If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense.
On each matter on which holders of shares of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, voting together as a single class with other classes or series of our preferred stock we may issue ranking on a parity with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable (a) authorize or create, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into shares of such class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, each, an Event; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of shares of Series A Preferred Stock receive securities of a successor person or entity with substantially identical rights as those of the Series A Preferred Stock, taking into account that, upon an occurrence of an Event, we may not be the successor entity, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock and, provided further, that any increase in the number of authorized shares of preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other class or series of preferred stock that we may issue, or any increase in the number of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series A Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series A Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof are not required for the taking of any corporate action. The holders of Series A Preferred Stock have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the charter, of the Series A Preferred Stock. Holders of any series of preferred stock that we may issue ranking on a parity with the Series A Preferred Stock shall not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration or repeal of any provision of the charter unless such action affects the holders of the Series A Preferred Stock and such other series of preferred stock equally.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of shares of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of shares of Series A Preferred Stock. We will use our best efforts to post to our website or mail (or otherwise provide) the information to the holders of shares of Series A Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.
Our charter contains restrictions on the ownership and transfer of our outstanding stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.8% by value of our outstanding capital stock.
For further information regarding restrictions on ownership and transfer of the Series A Preferred Stock, see “Description of Capital Stock — Restrictions on Transfer and Ownership” in the accompanying prospectus.
Preemptive Rights
No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.
Effect of Benchmark Transition Event
Benchmark Replacement.   If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series A Preferred Stock during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms.    As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(4)
the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Dividend Period,” timing and frequency of determining rates with respect to each Dividend Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.
For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 5.83% per annum.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “— Dividends.”
Determinations and Decisions
The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Series A Preferred Stock, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the Series A Preferred Stock, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
be conclusive and binding on the holders of the Series A Preferred Stock and the transfer agent absent manifest error;

•
will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the articles supplementary, shall become effective without consent from the holders of the Series A Preferred Stock, the transfer agent or any other party.

Book-Entry Procedures
DTC will act as securities depositary for the Series A Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.
You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary classifying and designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series A Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Transfer Agent and Registrar
The transfer agent and registrar for the Series A Preferred Stock is Equiniti Trust Company. Its principal business address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications set forth therein. Capitalized terms used but not defined herein have the meanings set forth in the accompanying prospectus. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our Series A Preferred Stock in light of their personal investment or tax circumstances.
EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR SERIES A PREFERRED STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
General.   Subject to the discussion below, an investment in our Series A Preferred Stock is generally subject to the same U.S. federal income tax considerations applicable to an investment in our common stock. See “U.S. Federal Income Tax Considerations” in the accompanying prospectus, as supplemented by the discussion below, for a discussion of the considerations relating to an investment in our common stock.
Distributions.   In the case of distributions with respect to the Series A Preferred Stock, an owner of such stock will generally be subject to the same rules that are applicable to distributions received by holders of our common stock, as discussed in the accompanying prospectus. However, in determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock.
Sale or Exchange.   Subject to the discussion below regarding redemptions and conversions of the Series A Preferred Stock, a sale or exchange of Series A Preferred Stock will generally be treated in accordance with the sections of the discussion in the accompanying prospectus relating to sales and exchanges of common stock.
Redemptions.   A redemption of Series A Preferred Stock will be treated under Section 302 of the Code as a distribution, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to our stockholders, unless the redemption satisfies one or more of the tests set forth in Section 302(b) of the Code that enable the redemption to be treated as a sale or exchange of the redeemed Series A Preferred Stock. A redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the holder’s interest in our stock; (ii) results in a “complete termination” of the holder’s interest in all classes of our stock; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares (including common and preferred shares) considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of the Series A Preferred Stock is treated as a distribution, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the holder in the redemption. The holder’s adjusted tax basis in the Series A Preferred Stock redeemed would, in that case, be transferred to the holder’s remaining stockholdings in us. If, however, the holder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our Series A Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases. Each holder should consult its own tax advisor with respect to the treatment of a redemption of our Series A Preferred Stock that is treated as a distribution.

If a redemption is not treated as a distribution to a particular holder under the Section 302(b) tests described above, it will generally be treated as to that holder as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our stock by our stockholders, except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution.
Conversion of the Preferred Stock in Connection with a Change of Control.   The treatment of the conversion of the Series A Preferred Stock to common stock pursuant to the Change of Control conversion right, or the receipt by a holder of Alternative Conversion Consideration in connection with a Change of Control, may depend on a number of factors, including the nature of the transaction that gives rise to the Change of Control, the nature of any Alternative Conversion Consideration, and a holder’s particular circumstances and tax status, and such transaction could be in whole or in part a taxable transaction for any particular holder. Holders should consult their own tax advisors as to the treatment of any such transaction.

UNDERWRITING
Raymond James & Associates, Inc. is acting as sole book-running manager and representative of the several underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of the Series A Preferred Stock set forth opposite the underwriter’s name.
Underwriter	Number of Shares
Raymond James & Associates, Inc.	3,200,000
Total	3,200,000
The underwriting agreement provides that the obligations of the several underwriters to purchase shares of the Series A Preferred Stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of the Series A Preferred Stock offered by this prospectus supplement, other than those covered by the underwriters’ option described below, if any of these shares are purchased.
We have been advised by the representative of the underwriters that the underwriters propose to offer the shares of the Series A Preferred Stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per share to other dealers. If all the shares of the Series A Preferred Stock are not sold at the public offering price, the representative may change the public offering price and other selling terms.
We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 480,000 additional shares of Series A Preferred Stock to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of these additional shares of the Series A Preferred Stock as the number of shares of the Series A Preferred Stock to be purchased by it in the above table bears to the total number of shares of Series A Preferred Stock offered by this prospectus supplement. We will be obligated to sell these additional shares of the Series A Preferred Stock to the underwriters to the extent the option is exercised. If any additional shares of the Series A Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the 3,200,000 shares are being offered.
The Outstanding Series A Preferred Stock is, and the Series A Preferred Stock offered hereby will be, listed on the NYSE under the symbol “GPMT PrA.” The last reported sale price of the Series A Preferred Stock on the NYSE on January 14, 2022 was $25.90 per share.
The underwriting discount per share is equal to the public offering price per share of Series A Preferred Stock less the amount paid by the underwriters to us per share of Series A Preferred Stock. The following table shows the per share and total public offering price, underwriting discount and proceeds, before expenses, to us, assuming either no exercise or full exercise by the underwriters of the underwriters’ option described above:
	Per Share	Without Exercise of Option	With Full Exercise of Option
Public offering price	$25.00	$80,000,000	$92,000,000
Underwriting discount	$0.7875	$2,520,000	$2,898,000
Proceeds, before expenses, to us	$24.2125	$77,480,000	$89,102,000
We estimate that our portion of the total expenses of this offering, not including the underwriting discount, will be approximately $500,000.

We have agreed that for a period of 60 days after the date of this prospectus supplement we will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Exchange Act, or otherwise enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Stock or such other securities, in cash or otherwise, without the prior written consent of Raymond James & Associates, Inc. other than the Series A Preferred Stock to be sold hereunder.
In connection with the offering, the underwriters may purchase and sell shares of the Series A Preferred Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.
Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of the Series A Preferred Stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase up to shares of the Series A Preferred Stock.
Naked short sales are any sales in excess of the underwriters’ option to purchase up to shares of the Series A Preferred Stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.
Stabilizing transactions consist of various bids for or purchases of the Series A Preferred Stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the Series A Preferred Stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series A Preferred Stock. As a result, the price of the Series A Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.
We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities arising under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus.
In the ordinary course of their businesses, the underwriters and/or their respective affiliates may engage in financial transactions with, and perform investment banking, lending, asset management and/or financial advisory services for, us and/or our affiliates. They have received and may receive customary fees and reimbursements of expenses for these transactions and services.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, any of which could adversely affect future trading prices of the Series A Preferred Stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
We expect that delivery of the shares of the Series A Preferred Stock will be made to investors on or about the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of the Series A Preferred Stock prior to the close of business on the second day before their delivery will be required, by virtue of the fact that the shares initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares of the Series A Preferred Stock who wish to trade shares prior to the close of business on the second day before their delivery hereunder should consult their advisors.
Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or any accoupling prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Cayman Islands
No offer or invitation to subscribe for the shares may be made to the public in the Cayman Islands.

EXPERTS
The consolidated financial statements of Granite Point Mortgage Trust Inc. incorporated by reference in Granite Point Mortgage Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of Granite Point Mortgage Trust Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
Certain legal matters in connection with this offering will be passed on for us by Skadden, Arps, Slate, Meagher and Flom LLP. Ballard Spahr LLP will pass upon certain matters under Maryland law for us. Ropes & Gray LLP will pass upon certain legal matters in connection with this offering for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC and has become effective under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.gpmtreit.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except as described below. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC, other than any portions of such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules:
•
our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our Definitive Proxy Statement on Schedule 14A filed on April 16, 2021 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2020);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021; and

•
our Current Reports on Form 8-K filed on January 4, 2021 (Item 1.01 only), February 4, 2021, March 19, 2021, May 14, 2021, June 2, 2021, June 29, 2021, July 15, 2021, October 5, 2021, November 19, 2021, November 23, 2021 and November 30, 2021.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus to the end of the offering of the Series A Preferred Stock pursuant to this prospectus supplement and the accompanying prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus supplement and the accompanying prospectus.
Any statements made in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Michael J. Karber
General Counsel and Secretary
Granite Point Mortgage Trust Inc.
3 Bryant Park, Suite 2400A
New York, New York 10036
(212) 364-5500

PROSPECTUS
Granite Point Mortgage Trust Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
and
6,065,820 Shares of Common Stock
which are subject to the exercise of certain outstanding Warrants and may be Offered and Sold from Time to Time by the Selling Stockholders
We may offer, issue and sell, from time to time, shares of our common stock, preferred stock, depositary shares and debt securities, which may consist of debentures, notes, or other types of debt, in one or more offerings. We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, the selling securityholders named in this prospectus or in any supplement to this prospectus may offer and sell common stock from time to time. We will not receive any of the proceeds from the sale of our common stock by the selling securityholders. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used by us to consummate sales of these securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GPMT.”
We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, ownership of shares of our common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock and 9.8% by value or by number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our stock.
Our principal office is located at 3 Bryant Park, Suite 2400A, New York, New York 10036. Our telephone number is (212) 364-5500.

Investing in our securities involves risk. You should carefully consider the information referred to under the caption “Risk Factors” on page 2 before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2021

i

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” or WKSI, as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. In addition, certain of our securityholders may sell up to 6,065,820 shares of common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. If required, each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.
When used in this prospectus, the terms “Granite Point,” “company,” “issuer,” “registrant,” “we,” “our” and “us” refer to Granite Point Mortgage Trust Inc. and its subsidiaries, as a consolidated entity, unless otherwise specified.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 or the Exchange Act, and that are subject to the safe harbors created by such sections. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may,” and similar expressions or their negative forms, or by references to strategy, plans or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, the information referred to on page 2 of this prospectus under the caption “Risk Factors.” Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as in the other information contained or incorporated by reference in this prospectus or in any prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Important factors, among others, that may affect our actual results include:
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the severity and duration of the ongoing COVID-19 pandemic;

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potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, including new variants;

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actions taken by governmental authorities and businesses to contain the COVID-19 outbreak or to mitigate its impact;

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the negative impacts of the COVID-19 pandemic on the U.S. and global economies, including the unemployment rate, and the impacts of COVID-19 pandemic on our financial condition, business operations and value of our assets, as well as the financial condition and operations of our borrowers;

ii

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the general political, economic and competitive conditions in the markets in which we invest;

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defaults by borrowers in paying debt service on outstanding indebtedness and borrowers’ abilities to manage and stabilize properties;

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our ability to obtain or maintain financing arrangements on terms favorable to us or at all;

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the level and volatility of prevailing interest rates and credit spreads;

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reductions in the yield on our investments and increases in the cost of our financing;

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general volatility of the securities markets in which we participate and the potential need to post additional collateral on our financing arrangements;

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the return or impact of current or future investments;

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changes in our business, investment strategies or target investments;

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increased competition from entities investing in our target investments;

•
effects of hedging instruments on our target investments;

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changes in governmental regulations, tax law and rates and similar matters;

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our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act;

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availability of desirable investment opportunities;

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availability of qualified personnel;

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estimates relating to our ability to make distributions to our stockholders in the future;

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acts of God, such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism, pandemics, such as COVID-19, and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•
deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us, including the risk of credit loss charges and any impact on our ability to satisfy the covenants and conditions in our debt agreements; and

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difficulty or delays in redeploying the proceeds from repayments of our existing investments.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Before you make an investment decision, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus and the documents incorporated herein by reference, may adversely affect us.

iii

PROSPECTUS SUMMARY
This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our securities. You should read this entire prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.
Our Company
Granite Point Mortgage Trust Inc. is an internally-managed real estate finance company that focuses primarily on directly originating, investing in and managing senior floating-rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Our investment objective is to preserve our stockholders’ capital while generating attractive risk-adjusted returns over the long term, primarily through dividends derived from current income produced by our investment portfolio. We operate as a real estate investment trust, or REIT, as defined under the Internal Revenue Code of 1986, as amended, or the Code. We were incorporated in Maryland on April 7, 2017 and commenced operations as a publicly traded company on June 28, 2017. We internalized our management on December 31, 2020.
We have elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we are required to meet certain investment and operating tests and annual distribution requirements. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders, do not participate in prohibited transactions and maintain our intended qualification as a REIT. However, certain activities that we may perform may cause us to earn income which will not be qualifying income for REIT purposes. We have designated one of our subsidiaries as a taxable REIT subsidiary, or TRS, as defined in the Code, to engage in such activities, and we may form additional TRSs in the future. We also operate our business in a manner that will permit us to maintain our exclusion from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.
We are organized as a holding company and operate our business primarily through various subsidiaries in a single reporting segment that originates, acquires and finances our target investments.
Our headquarters are located at 3 Bryant Park, Suite 2400A, New York, New York 10036 and our telephone number is (212) 364-5500. We maintain a website at www.gpmtreit.com; however, the information found on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves a number of risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” below.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds received from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to originate and acquire our target assets subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification, and for general corporate purposes. Prior to such target assets being originated and acquired, we may invest the net proceeds from this offering in interest-bearing short-term investments, including funds which are consistent with our REIT election. These investments are expected to provide a lower net return than we seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our quarterly dividends out of such net proceeds.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our charter and bylaws and the applicable provisions of the Maryland General Corporation Law, or the MGCL. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
We are incorporated under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws.
Our charter authorizes us to issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000 shares are classified as 10% cumulative redeemable preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of August 5, 2021, 54,789,465 shares of common stock are issued and outstanding, and 1,000 shares of 10% cumulative redeemable preferred stock are issued and outstanding. Under Maryland law, stockholders are generally not liable for our debts or obligations.
Common Stock
Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock, holders of shares of our common stock are entitled to receive dividends on such shares of common stock out of investments legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our investments legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of shares of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.
Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our Company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock, shares of common stock will have equal dividend, liquidation and other rights.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its investments, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by our stockholders by a majority of all of the votes entitled to be cast on the matter.

Transfer of Common Stock
We may, at our discretion, treat the nominee holder of a share of common stock as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Common stock are securities and any transfers are subject to the laws governing the transfer of securities.
Until a share of common stock has been transferred on our books, we and the transfer agent may treat the record holder of the common stock as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulation.
Shares of Preferred Stock
The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, as amended and restated, bylaws, as amended and restated, and any articles supplementary to our charter, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of our common stockholders.
The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary to our charter relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:
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the title and stated value of the preferred stock;

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the voting rights of the preferred stock, if applicable;

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the preemptive rights of the preferred stock, if applicable;

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the restrictions on alienability of the preferred stock, if applicable;

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the number of shares offered, the liquidation preference per share and the offering price of the shares;

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liability to further calls or assessment of the preferred stock, if applicable;

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the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

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the date from which dividends on the preferred stock will accumulate, if applicable;

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the procedures for any auction and remarketing for the preferred stock;

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the provision for a sinking fund, if any, for the preferred stock;

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the provision for and any restriction on redemption, if applicable, of the preferred stock;

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the provision for and any restriction on repurchase, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price(or manner of calculation) and conversion period;

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the terms under which the rights of the preferred stock may be modified, if applicable;

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

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a discussion of certain material federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

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any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

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any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Power to Reclassify Our Unissued Shares of Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each other class or series, our board of directors will be required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of shares of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Cumulative Redeemable Preferred Stock
The articles supplementary designating the terms of our 10% cumulative redeemable preferred stock, which we refer to herein as the cumulative redeemable preferred stock, initially authorizes 1,000 shares of cumulative redeemable preferred stock, with an aggregate liquidation preference of $1,000,000. The cumulative redeemable preferred stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, senior to all classes or series of our common stock and junior to all other classes or series of our preferred stock that may be issued in the future (except as noted in the next sentence). We may issue other classes or series of capital stock in the future, including preferred stock, and expressly designate such classes or series as ranking junior to, on parity with or senior to the cumulative redeemable preferred stock. We may not, however, issue capital stock ranking as to dividends or rights upon our liquidation, dissolution or winding up, senior to the cumulative redeemable preferred stock, without the affirmative vote or consent of two-thirds of the issued and outstanding shares of cumulative redeemable preferred stock.
The holders of the cumulative redeemable preferred stock will be entitled to receive, when, as and if authorized and declared by us, cumulative cash dividends at the rate of 10% per annum of the $1,000 liquidation preference per share of the cumulative redeemable preferred stock, equivalent to $100 per annum per share. Such dividends will accrue on a daily basis and be cumulative from and including the initial issue date of the cumulative redeemable preferred stock. Upon our liquidation, dissolution or winding up, the holders of the cumulative redeemable preferred stock will be entitled to receive a liquidating preference of $1,000 per share, plus any accrued and unpaid dividends thereon, before we distribute any investments to holders of our common stock or any other shares of stock that rank junior to the cumulative redeemable preferred stock as to liquidation rights.
Beginning on the fifth anniversary of the initial issue date of the cumulative redeemable preferred stock, we may, at our option, redeem the cumulative redeemable preferred stock, in whole or in part, at any time or from time to time, by paying $1,000 per share, plus any accrued and unpaid dividends thereon. Beginning on the sixth anniversary of the initial issue date of the cumulative redeemable preferred stock, we will, at the request of any stockholder holding shares of cumulative redeemable preferred stock, repurchase the number of shares of cumulative redeemable preferred stock that such stockholder proposes to sell to us from time to time, at a price per share equal to the liquidation preference of $1,000 plus all accrued and unpaid dividends thereon.
Holders of cumulative redeemable preferred stock will have no preemptive or appraisal rights, nor will such holders have any voting rights (except in limited circumstances relating to any amendment, alteration or repeal of the terms of the cumulative redeemable preferred stock that would materially and adversely affect any right, preference, privilege or voting power of the cumulative redeemable preferred stock or the holders thereof or as a condition to the issuance of senior stock, as described above). The cumulative redeemable preferred stock is not convertible into or exchangeable for any of our other property or securities.

In order to ensure that we continue to meet the requirements for qualification as a REIT, the cumulative redeemable preferred stock will be subject to the restrictions on ownership and transfer set forth in our charter, including the aggregate stock ownership limit. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the terms of any issued and outstanding class or series, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “GPMT.”
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock is Equiniti Trust Company.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares. Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Withdrawal of Stock
Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.
On the redemption date:
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all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

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we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

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all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock
When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.
Conversion of Preferred Stock
Depositary shares will not themselves be convertible into common stock or any other securities or property of the company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
The company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:
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would materially and adversely alter the rights of the holders of depositary shares; or

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would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with applicable law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.
We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if:
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the termination is necessary to preserve our REIT status; or

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a majority of each series of preferred stock affected by the termination consents to the termination.

In addition, a deposit agreement will automatically terminate if:
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we have redeemed all underlying preferred stock subject to the agreement;

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a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

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each share of the underlying preferred stock has been converted into other capital stock of the company not represented by depositary shares.

Expenses of a Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock. Neither the depositary nor the company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the company nor a depositary will be required to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.
The company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.
Depositary
The prospectus supplement will identify the depositary for the depositary shares.
Listing of the Depositary Shares
The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES
General
The following description of the terms of our senior debt securities and subordinated debt securities, together, referred to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.
The senior debt securities will be issued under an indenture dated as of October 12, 2018, between us and Wells Fargo Bank, National Association, or the Senior Indenture Trustee, referred to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and a Subordinated Indenture Trustee, referred to as the subordinated indenture and, together with the senior indenture, the indentures. The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the Trustee. The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.
The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.
The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.
The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:
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the title of the debt securities of such series;

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the person to whom any interest on a debt security of such series is payable, if other than the registered holder at the close of business on the regular record date for such interest;

•
the date or dates on which the principal amount of the debt securities of such series is payable;

•
the rate or rates (or manner of calculation thereof) at which the debt securities of such series will bear interest, if any, the date or dates from which interest will accrue and the interest payment dates and regular record dates for the debt securities of such series;

•
the place or places where the principal of and any premium and interest on debt securities of such series is payable;

•
the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities of such series may be redeemed or repaid at the company’s option or the option of the holder of such debt securities;

•
the obligation, if any, of the company to purchase the debt securities of such series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities of such series will be purchased, in whole or in part, pursuant to such obligation;

•
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of such series will be issuable;

•
provisions, if any, with regard to the conversion or exchange of the debt securities of such series, at the option of the holders of such debt securities or the company, as the case may be, for or into new securities of a different series or other securities;

•
if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities of such series will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•
if the principal of (and premium, if any) or interest, if any, on the debt securities of such series are to be payable, at the election of the company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•
if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of such series may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•
any limit upon the aggregate principal amount of the debt securities of such series which may be authenticated and delivered under the applicable indenture;

•
provisions, if any, related to the exchange of the debt securities of such series, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•
provisions, if any, relating to the appointment by us of an authenticating agent other than in the location of the office of the Trustee, with power to act on behalf of the Trustee with respect to the authentication and delivery of a series of debt securities in connection with such transactions as are specified in any applicable indenture or any prospectus supplement;

•
the portion of the principal amount of the debt securities of such series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, as more fully described under the section “— Events of Default, Notice and Waiver” below;

•
any event of default with respect to the debt securities of such series, if not set forth in the applicable indenture, and any additions, deletions or other changes to the events of default set forth in the applicable indenture that shall be applicable to the debt securities of such series;

•
any covenant solely for the benefit of the debt securities of such series and any additions, deletions or other changes to the provisions of the applicable indenture more fully described under the section “— Consolidation, Merger, Conveyance or Transfer on Certain Terms” below, under the section “— Certain Covenants” below, the section of the applicable indenture containing the defined terms or any definitions relating to such provisions of the applicable indenture that would otherwise be applicable to the debt securities of such series;

•
if the provisions of the applicable indenture more fully described under the section “— Defeasance” below will not be applicable to the debt securities of such series, and if such provisions shall be applicable to any covenant or event of default specified in the prospectus supplement relating to such series of debt securities that has not already been established in the applicable indenture;

•
whether the debt securities of such series will be issued in whole or in part in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the terms and conditions, if any, upon which such global securities may be exchanged for other securities;

•
if the debt securities of such series will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•
with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities of such series; and

•
any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount, or OID, debt securities. OID debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the regular record date as specified in the applicable debt security. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in Minneapolis, Minnesota. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.
Ranking and Subordination
General
The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.
Ranking of Debt Securities
The senior debt securities described in this prospectus will be unsecured, senior obligations of the company and will rank equally with the company’s other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations of the company and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.
Subordination
If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except for certain sinking fund payments made in connection with the redemption of debt securities prior to such default and except for payments made in connection with a defeasance with monies deposited with the Trustee prior to such default. In addition, upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•
all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•
all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•
all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.
Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.
Consolidation, Merger, Conveyance or Transfer on Certain Terms
Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:
(1)
the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the U.S. or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

(2)
immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)
we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.
Certain Covenants
Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.
Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.
Certain Definitions
The following are certain of the terms defined in the indentures:
“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.
“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.
Redemption
Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at the price specified in the debt security at which it is to be redeemed. If specified in the applicable prospectus supplement for a series of debt securities, we may rescind the redemption of such debt securities upon the occurrence of any of the following: (a) a general suspension of trading or limitation on prices for securities on the securities exchange on which the shares of our stock are traded for more than 6.5 consecutive trading hours, (b) the decline of the Dow Jones Industrial Average or the S&P 500 (or any successor index) by more than certain percentages; (c) a banking moratorium or suspension of payments in respect of banks declared by federal or state authorities; or (d) an act of terrorism or commencement of war or armed hostilities or other national or international calamity involving the United States which in our reasonable judgment could have a material adverse effect on the market for our common stock.
On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and any right to convert such debt securities shall terminate. On or before the redemption date, we shall deposit with a paying agent or the applicable Trustee, or segregate and hold in trust, money sufficient to pay the Redemption Price of the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.
Defeasance
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, at our option,

(a)
we and any applicable guarantors will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b)
(i) we need not comply with certain covenants contained in the indenture and any prospectus supplement relating to such debt securities, including covenants relating to maintaining our legal existence and complying with certain restrictions on our ability to consolidate or merge with, or transfer our properties and assets substantially as an entirety to, another person, (ii) the guarantors will be released from the guarantees and (iii) certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of that series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if:
(1)
we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series;

(2)
no event of default or event (including such deposit) which with notice or lapse of time would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit);

(3)
we deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS;

(4)
we deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others;

(5)
we deliver to the Trustee an officers’ certificate stating that all conditions precedent set forth in the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been satisfied; and

(6)
we deliver to the Trustee an opinion of counsel to the effect that the satisfaction and discharge of the indenture with respect to the debt securities of such series is authorized and permitted under the indenture and all conditions precedent set forth in the indenture relating to such satisfaction and discharge have been satisfied.

Events of Default, Notice and Waiver
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1∕3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1∕3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable; provided, that upon the occurrence of an event of default due to bankruptcy or insolvency proceedings, such amounts shall be immediately due and payable without action by the Trustee or the holders of such series of debt securities.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:
•
default for 30 days in payment of any interest with respect to such series;

•
default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•
default for 90 days after written notice to us by the Trustee thereunder or to us and the Trustee by holders of 33 1∕3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•
certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the U.S. or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•
any other event of default specified in the prospectus supplement for a series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.
Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.
Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.
Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind, on behalf of the holders of all debt securities of such series, a declaration of acceleration resulting from an Event of Default with respect to the debt securities of such series except, among other things, a declaration of acceleration resulting from an Event of Default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.
Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.
Modification of the Indentures
Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:
(1)
to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2)
to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)
to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)
to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)
to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)
to provide any additional Events of Default;

(8)
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)
to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10)
to secure any series of debt securities;

(11)
to add guarantees in respect of any series or all of the debt securities;

(12)
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13)
to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.
Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of each of the holders of affected debt securities, among other things:
•
change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be, or alter the provisions of the indenture so as to adversely affect the terms, if any, of conversion of any series of debt securities into our common stock or other marketable securities;

•
reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•
modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

•
amend or modify certain provisions of the indenture relating to guarantees, if any, and the obligations of guarantors thereunder; or

•
impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.
The Trustee
The Trustee shall be named in the applicable prospectus supplement.
Governing Law
The indentures will be governed by, and construed in accordance with, the laws of the State of New York.
Global Securities
We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.
We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In order for us to qualify as a REIT under the Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, applying certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.
Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.
In connection with any waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 50.0% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter provisions are further designed to prohibit:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our charter provides that, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, our charter provides that, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. Our charter provides that the automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.
Our charter provides that shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, our charter provides that the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.
Our charter provides that, if we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then our charter provides that such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. Our charter provides that the purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.
The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, our charter provides that the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, our charter provides that the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.
In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or applicable Treasury regulations) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating such owner’s name and address, the number of shares of each class and series of our stock which such owner beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND GRANITE POINT’S CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. This summary is subject to, and qualified in its entirety by reference to, our charter and bylaws and the applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, and our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
Our Board of Directors
Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. We currently have six directors. Except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until such director’s successor is duly elected and qualified.
Each of our directors elected by our stockholders is elected to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on the board of directors, may preclude stockholders from (i) removing incumbent directors except upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an investment transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations between us and any person not then already an interested stockholder, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any other person as described above, and as a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. However, our board of directors may repeal or modify this resolution at any time. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such acquisition.
Control Share Acquisitions
The MGCL provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to the control shares, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third,

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one-third or more but less than a majority, or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL, which is commonly referred to as the “Maryland Unsolicited Takeovers Act” or “MUTA,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, without stockholder approval, and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:
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the corporation’s board of directors will be divided into three classes,

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the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director,

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the number of directors be fixed only by vote of the directors,

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a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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the request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting is required for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (i) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal can be with or without cause, (ii) vest in the board the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the board, our chief executive officer, our president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws
Except for amendments to the provisions of our charter relating to the removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.
Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, stockholders may alter or repeal any provision of our bylaws and adopt new bylaws if such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter at an annual or special meeting or by written consent, in each case in accordance with the procedures outlined in our bylaws.
Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Appraisal Rights
Our charter provides that our stockholders generally will not be entitled to exercise statutory rights of objecting stockholders, or appraisal rights.
Dissolution of the Company
The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including
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supermajority vote for removal of directors;

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requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

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provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

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the power of our board to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

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the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

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restrictions on ownership and transfer of our stock; and

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advance notice requirements for director nominations and stockholder proposals.

Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL or the resolution of our board opting out of the business combination provisions of the MGCL are rescinded or if we opt in to other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which such director is made or threatened to be made a party by reason of such director’s service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
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a written affirmation by the director or officer of the director or officer’s good faith belief that the director or officer has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter provides that we have the power, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of such present or former director or officer’s service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of such individual’s service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
Exclusive Forum Bylaws
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for the following: any derivative action or proceeding brought on behalf of the corporation; any action asserting a claim of breach of any duty owed by any of our present or former directors, officers or other employees or our stockholders to the corporation or to our stockholders or any standard of conduct applicable to our directors; any action asserting a claim against the corporation or any of our present or former directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws; or any action asserting a claim against the corporation or any of our present or former directors, officers or other employees that is governed by the internal affairs doctrine.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the U.S. federal income tax considerations generally applicable to an investment in common stock of Granite Point. This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, warrants or other securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Granite Point,” “we,” “our” and “us” mean only Granite Point Mortgage Trust Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all in effect as of the date of this prospectus, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we will operate Granite Point and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies;

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partnerships and trusts;

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persons who hold our stock on behalf of another person as a nominee;

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persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

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persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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U.S. expatriates;

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persons whose functional currency is not the U.S. dollar;

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persons subject to the mark-to-market method of accounting for their securities;

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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements (within the meaning of Section 451(b)(3) of the Code);

•
persons who own (actually or constructively) more than 10% of our stock;

and, except to the extent discussed below:
•
tax-exempt organizations; and

•
foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.
For purposes of this discussion, a domestic holder is a stockholder of Granite Point that is for U.S. federal income tax purposes:
•
a citizen or resident of the U.S.,

•
a corporation created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia,

•
an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in place to be treated as a U.S. person.

A “non-U.S. holder” is a stockholder of Granite Point that is neither a domestic holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
THE U.S. FEDERAL INCOME TAX TREATMENT OF OUR COMMON STOCKHOLDERS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF HOLDING OR DISPOSING OF OUR COMMON STOCK WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. FOR EXAMPLE, A STOCKHOLDER THAT IS A PARTNERSHIP OR TRUST WHICH HAS ISSUED AN EQUITY INTEREST TO CERTAIN TYPES OF TAX EXEMPT ORGANIZATIONS MAY BE SUBJECT TO A SPECIAL ENTITY-LEVEL TAX IF WE MAKE DISTRIBUTIONS ATTRIBUTABLE TO “EXCESS INCLUSION INCOME.” SEE “— TAXATION OF GRANITE POINT — TAXABLE MORTGAGE POOLS AND EXCESS INCLUSION INCOME” BELOW. A SIMILAR TAX MAY BE PAYABLE BY PERSONS WHO HOLD OUR STOCK AS NOMINEE ON BEHALF OF SUCH A TAX EXEMPT ORGANIZATION. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR COMMON STOCK.
Taxation of Granite Point
We have elected to be treated as a REIT commencing with our taxable year ended December 31, 2017, and intend to continue to operate in such a manner that will allow us to qualify for taxation, as a REIT.
The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel. In connection with this prospectus, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification as a REIT under the Code, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Tax counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Tax counsel’s opinion assumes the correctness of certain other legal opinions issued by other counsel to Granite Point with respect to certain issues and transactions.
Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.
Most domestic holders that are individuals, trusts or estates will be taxed on corporate dividends at a reduced maximum rate. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income. However, for taxable years that begin before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including dividends that are eligible for the reduced rates applicable to “qualified dividend income” or treated as capital gain dividends), subject to certain limitations. See “— Taxation of Stockholders — Taxation of Taxable Domestic Holders — Distributions.”
Net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See
“— Taxation of Stockholders.”
Even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions,” and “— Foreclosure Property,” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

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If we should fail to satisfy the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

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If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General.”

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A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a period of five years following their acquisition from the subchapter C corporation.

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The earnings of any subsidiary that is a subchapter C corporation, including any TRS, may be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification — General
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;
(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5)
the beneficial ownership of which is held by 100 or more persons;
(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);
(7)
which meets other tests described below, including with respect to the nature of its income and assets; and
(8)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our certificate of incorporation provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and therefore satisfy this requirement.
The Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax.
If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Affiliated Partnerships.”
If we are a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Disregarded Subsidiaries.   If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that we wholly own, either directly or through one or more other qualified REIT subsidiaries or disregarded entities. Other entities that are wholly owned by us (either directly or through other disregarded entities), including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or a disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “— Income Tests.”
Subsidiary REITs.   Granite Point owns interests in one or more corporations that have elected to be taxed as REITs. Provided that each such entity qualifies as a REIT, Granite Point’s interest in the entity will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by Granite Point from such entity will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each such entity must independently satisfy the various REIT qualification requirements described in this summary. If such an entity were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of the entity to qualify as a REIT would have an adverse effect on Granite Point’s ability to comply with the REIT income and asset tests, and thus its ability to qualify as a REIT.
Taxable REIT Subsidiaries.   In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we could use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions. We also use a TRS to earn income related to “excess inclusion income.” as discussed below, and certain other sources of nonqualifying income and to hold certain other assets.
The deductibility of interest paid or accrued by a TRS to its parent REIT could be limited under the Code. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions involving a TRS and its parent REIT that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS will be conducted on an arm’s-length basis.
We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets. In general, we intend that real property, loans or other assets that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be sold by a TRS. The TRS through which any such sales are made could be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.
Income Tests
In order to qualify as a REIT, we must satisfy two annual gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including, generally, certain mortgage-backed securities, or MBS), “rents from real property,” dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “— Derivatives and Hedging Transactions” below.
We expect that the commercial mortgage-backed securities, or CMBS, in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed below. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests.
If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. See below under “— Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.
To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and, consequently, the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to our TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
We may hold certain participation interests, including B-Notes, in mortgage loans and other instruments. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We intend that any participation interests in which we may invest will qualify as real estate assets for purposes of the REIT asset tests described below, and that any interest that we derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT, if we were to invest in such participation interests. See “— Taxation of REITs in General,”
“— Requirements for Qualification — General,” “— Asset Tests” and “— Failure to Qualify.”
Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and the 95% gross income tests (i.e., will be excluded from both the numerator and the denominator), provided that specified requirements are met, including the requirement that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will generally not be qualifying income for either the 95% or 75% gross income test.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. Those relief provisions generally will be available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the sources of our gross income in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, and leasehold interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of MBS and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs, and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.
Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% value test, as explained below).
The Code provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” The Code also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
For purposes of the 75% asset test, mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. Additionally, as noted above, we expect that our investments in CMBS will generally be treated as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of CMBS treated as an interest in a REMIC, such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above.
To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.
In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.
If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate, without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “— Taxable Mortgage Pools and Excess Inclusion Income.”
In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “— Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.
We have entered into sale and repurchase agreements under which we nominally sell certain of our mortgage investments to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we are treated for REIT asset and income test purposes as the owner of the mortgage investments that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we do not own the mortgage investments during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
Independent valuations have not been obtained to support our conclusions as to the value of all of our assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
The Code contains a number of relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below. No assurance can be given that we would qualify for relief under those provisions.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(1)
the sum of
(a)
90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and
(b)
90% of our net income, if any, (after tax) from foreclosure property (as described below), minus
(2)
the sum of specified items of noncash income.
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the next calendar year. If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction for us, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character of any distributions that are actually made as ordinary dividends or capital gains. See “— Taxation of Stockholders — Taxation of Taxable Domestic Holders — Distributions.”
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.
It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, or the actual payment of deductible expenses and (b) our inclusion of items in income or deduction, as applicable, for U.S. federal income tax purposes. For example, the Code contains various limitations on the deductibility of interest and other expenses and various rules that may accelerate income before the receipt of cash. Other potential sources of non-cash taxable income include:
•
loans or MBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash,

•
loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash,

•
real estate securities that are financed through securitization structures, and

•
“residual interests” in REMICs or taxable mortgage pools.

Other debt instruments that we may acquire may be issued with, or treated as issued with, original issue discount. We will generally be required to recognize original issue discount in advance of the receipt of cash attributable to that original issue discount.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. If we so elect, accrued market discount will be recognized as taxable income over our holding period in the instrument in advance of the receipt of cash. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
In addition, we may acquire debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.
Moreover, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.
Differences in timing between the recognition of taxable income and the actual receipt of cash could require us to (i) sell assets, (ii) borrow funds on a short-term or long-term basis, or (iii) pay dividends in the form of taxable in-kind distributions of property, to meet the 90% distribution requirement. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “— Income Tests” and “— Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic holders that are individuals, trusts and estates would generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Prohibited Transactions
Net income that we derive from a “prohibited transaction” is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we hedge in certain other situations, the resultant income may be treated as income that does not qualify under the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations,

•
more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•
the entity has issued debt obligations (liabilities) that have two or more maturities, and

•
the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that are classified as TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
•
cannot be offset by any net operating losses otherwise available to the stockholder,

•
is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•
results in the application of U.S. federal income tax withholding at the maximum rate, without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders.

See “— Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate. In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. We do not intend to distribute any “excess inclusion income” that we may recognize to our stockholders. Instead, we have implemented certain structures intended to cause any excess inclusion income to be allocated to a TRS rather than being passed through to our shareholders, and the TRS will be subject to corporate-level tax on any such income. However, there can be no assurance that a stockholder will not receive excess inclusion income. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.
Tax Aspects of Investments in Affiliated Partnerships
General
We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “— Taxation of Granite Point — Effect of Subsidiary Entities — Ownership of Partnership Interests.”
Entity Classification
Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “— Taxation of Granite Point — Taxable Mortgage Pools and Excess Inclusion Income.” If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Taxation of Granite Point — Asset Tests” and “— Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “— Taxation of Granite Point — Asset Tests,” “— Income Test” and “— Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
New Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and may be affected by future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult with their tax advisors with respect to these changes and their potential impact on their investment in our common stock.
Taxation of Stockholders
Taxation of Taxable Domestic Holders
Distributions. As a REIT, the distributions that we make to our taxable domestic holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic holders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to
•
income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•
dividends received by the REIT from TRSs or other taxable C corporations, or

•
income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition, for taxable years that begin before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends, as described below, or dividends eligible for the reduced rates applicable to “qualified dividend income,” as described above), subject to certain limitations. Under final regulations recently issued by the Internal Revenue Service, in order to qualify for this deduction with respect to a dividend on shares of our common stock, a shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.
Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “— Taxation of Granite Point — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of stockholders that are individuals, trusts and estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated first to distributions with respect to our preferred stock, and then to distributions with respect to our common stock, in each case on a pro rata basis.
In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of Granite Point — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses generally affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “— Taxation of Granite Point — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Dispositions of Granite Point Stock.   In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses. Capital losses are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax.   Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.
Taxation of Non-U.S. Holders
The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.
Ordinary Dividends.   The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that stockholder’s share of our excess inclusion income. See “— Taxation of Granite Point — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at the same rates and in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.
Non-Dividend Distributions.   Unless our stock constitutes a U.S. real property interest, or USRPI, distributions that we make which are not dividends out of our earnings and profits will generally not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, although it is not currently anticipated that our stock will constitute a USRPI, we cannot assure you that our stock will not become a USRPI.
Capital Gain Dividends.   Under FIRPTA, a dividend that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We will be required to withhold tax at a rate equal to the maximum corporate rate (currently 21%) of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. holder will incur a 30% tax on such holder’s capital gains.
A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as ordinary income dividends (discussed above), provided that (1) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange.
Dispositions of Granite Point Stock.   Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.
Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. No assurance can be given that we will remain a domestically-controlled qualified investment entity.
In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our stock at all times during a specified testing period. Our common stock is, and we expect that it will continue to be publicly traded.
In addition, if a non-U.S. holder disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such non-U.S. holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such non-U.S. holder under FIRPTA, then such non-U.S. holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Special FIRPTA Rules.   Special rules under FIPRTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.
Non-U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.
Other Withholding Rules.   Under the Foreign Account Tax Compliance Act, withholding at a rate of 30% will generally be required on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.
Estate Tax.   If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “— Taxation of Granite Point — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and should generally prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock. For example, the Biden Administration has indicated that it intends to modify key aspects of the tax Code, including by increasing corporate and individual tax rates. We cannot predict the impact, if any, of these proposed changes to our business or an investment in our stock.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our stock or other securities.

SELLING SECURITYHOLDERS
This prospectus also relates to the offer and sale from time to time of up to 6,065,820 shares of common stock by the selling stockholders identified in the table below, who we refer to in this prospectus as the “selling securityholders.” The selling securityholders identified below may currently hold or acquire at any time common stock in addition to those registered hereby.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, and to persons who have a right to acquire such securities, generally within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them.
The information in the below table (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling securityholders was furnished by or on behalf of the selling securityholders and is as of August 10, 2021. Except as may be noted in this section, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our affiliates.
On September 25, 2020, or the Effective Date, we issued warrants, or the Warrants, to certain investment vehicles managed by Pacific Investment Management Company LLC, as initial holders of the Warrants, or the Initial Investors, to subscribe for and purchase in the aggregate up to approximately 6,065,820 million shares of the Company’s common stock (representing up to 9.9% of the fully-diluted shares of common stock outstanding, pro forma for issuance of the Warrants); provided that a portion of the Warrants exercisable for approximately 1.516 million shares of Common Stock (representing up to 2.475% of the fully-diluted shares of Common Stock outstanding, pro forma for issuance of the Warrants) shall be subject to (i) vesting on a pro rata basis as draws occur under the Delayed Draw Term Loan Facility (as defined below) and (ii) forfeiture in the event no draws occurred under the Delayed Draw Term Loan Facility.
The Company may settle the exercise of the Warrants in cash or by issuing shares of common stock, at its option.
The Warrants are exercisable at the holder’s option at any time and from time to time on or after September 25, 2021, in whole or in part, until September 25, 2026, at an initial exercise price of $6.47 per share of common stock. Payment of the exercise price will be made solely on a cashless basis by withholding shares issuable upon exercise.
The exercise price and the number of shares of common stock issuable on exercise of the Warrants are subject to certain antidilution adjustments, including for stock dividends, stock splits, reclassifications, noncash distributions, certain cash dividends (dividends to maintain the Company’s REIT status are exempted), certain equity issuances and business combination transactions. The Warrants are transferable after September 25, 2021 without consent of the Company except for transfers to certain disqualified institutions.
Concurrently with the issuance of the Warrant to the Initial Investors, the Company, as a guarantor, Granite Point Operating Company LLC, as a borrower, GP Commercial Investment Corp., as a borrower, GPMT CLO REIT LLC, as a borrower (such borrowers, each a subsidiary of the Company, or collectively, the Borrowers), entered into a Term Loan Credit Agreement, or the Credit Agreement, with certain investment vehicles managed by Pacific Investment Management Company LLC, as initial lenders, the other lenders party thereto from time to time and Wilmington Trust, National Association, as administrative and collateral agent, providing for $300 million of new senior secured term loan facilities, or the Term Loan Facilities, of which $225 million was borrowed under the initial term loan facility. The remaining $75 million of commitments under the Term Loan Facilities are available to be borrowed on a delayed draw basis, or the Delayed Draw Term Loan Facility, during the one-year period after the Effective Date.
In connection with the issuance of the Warrants, the Company and the Initial Investors entered into Investor Rights Agreement, dated the Effective Date, or the Investor Rights Agreement, pursuant to which, among other thing, the Initial Investors and their permitted transferees are entitled to certain registration rights. Among other things, the Initial Investors and certain of their permitted transferees are entitled to customary piggyback and demand registration rights, including the ability to request up to three underwritten offerings (subject to certain minimum size requirements and certain limitations on timing) with respect to the shares of common stock issuable upon exercise of the Warrants. The Company will pay all registration and offering-related expenses incidental to its performance under the Investor Rights Agreement, except that, in any underwritten registration, the Company is not responsible for the fees of the applicable selling stockholder’s legal counsel in excess of $75,000 for the first offering and $50,000 for any subsequent offering, and the applicable selling stockholder will pay its portion of all underwriting discounts, commissions and stock transfer taxes, if any, relating to the sale of its Common Stock under the Investor Rights Agreement.
Pursuant to the terms of the Investor Rights Agreement, the Initial Investors have certain director nominee rights. Pursuant to such rights, our board of directors appointed Devin Chen, who is affiliated with the Initial Investors, to serve as a director of the Company.
No offer or sale under this prospectus may be made by any securityholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the relevant registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling securityholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling securityholders.
The selling securityholders are not obligated to sell any of the common stock offered by this prospectus. Because the selling securityholders identified in the table may sell some or all of the common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such common stock, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling securityholders upon termination of this offering. Therefore, for the purposes of the following table, we have assumed that the selling securityholders will sell all of the common stock beneficially owned by them that are covered by this prospectus, but will not sell any other common stock that they may currently own.
	Common Stock Beneficially Owned		Common Stock Offered Hereby	Common stock Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Securityholders
PIF Onshore X LP(2)	1,819,746	3.2%	1,819,746	—	—%
TOCU XXXIX LLC(3)	1,192,947	2.1%	1,192,947	—	—%
HVS XXXI LLC(4)	283,074	*	283,074	—	*
RSF XV LLC(5)	222,409	*	222,409	—	*
D3V VIII LLC(6)	1,819,746	3.2%	1,819,746	—	—%
PCRED Lending IV Offshore Ltd.(7)	727,898	1.3%	727,898	—	—%

*
Represents beneficial ownership of less than one percent of shares outstanding. See footnote (1).

(1)
As of August 5, 2021, we had 54,789,465 shares of common stock outstanding.

(2)
Represents shares issuable upon exercise of the warrant held by PIF Onshore X LP (“PIF”). PIF is a Delaware limited partnership that was formed solely for the purpose of investing in the Company. PIF Investment GP LLC, a Delaware limited liability company, is the general partner of PIF. Pacific Investment Management Company LLC, a Delaware limited liability company, is the sole investment member of PIF Investment GP LLC, and has the power to make voting and investment decisions regarding the shares held by PIF. The address of the principal business office of PIF and Pacific Investment Management Company LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(3)
Represents shares issuable upon exercise of the warrant held by TOCU XXXIX LLC (“TOCU”). TOCU is a Delaware limited liability company that was formed solely for the purpose of investing in the Company. TOCU is a wholly owned subsidiary of PIMCO Tactical Opportunities Master Fund Ltd., a Cayman Islands exempted company. Pacific Investment Management Company LLC has the power to make voting and investment decisions regarding the shares held by TOCU pursuant to an investment management agreement with TOCU. The address of the principal business office of TOCU and Pacific Investment Management Company LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(4)
Represents shares issuable upon exercise of the warrant held by HVS XXXI LLC (“HVS”). HVS is a Delaware limited liability company that was formed solely for the purpose of investing in the Company. HVS is a wholly owned subsidiary of HVS Holdco LLC. PIMCO Horseshoe Fund LP, a Delaware limited partnership, is the sole managing member of HVS Holdco LLC. PIMCO GP XIV LLC, a Delaware limited liability company, is the sole general partner of HVS Holdco LLC. Pacific Investment Management Company LLC, a Delaware limited liability company, is the sole managing member of PIMCO GP XIV LLC and has the power to make voting and investment decisions regarding the shares held by HVS. The address of the principal business office of HVS and Pacific Investment Management Company LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(5)
Represents shares issuable upon exercise of the warrant held by RSF XV LLC (“RSF”). RFS is a Delaware limited liability company that was formed solely for the purpose of investing in the Company. RFS is a wholly owned subsidiary of PIMCO Red Stick Fund LP, a Delaware limited partnership. PIMCO GP XXVIII LLC, a Delaware limited liability company, is the sole general partner of PIMCO Red Stick Fund LP. Pacific Investment Management Company LLC, a Delaware limited liability company, is the sole managing member of PIMCO GP XXVIII LLC and has power to make voting and investment decisions regarding the shares held by RSF. The address of the principal business office of RSF and Pacific Investment Management Company LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(6)
Represents shares issuable upon exercise of the warrant held by D3V VIII LLC (“D3V”). D3V is a Delaware limited liability company that was formed solely for the purpose of investing in the Company. D3V is a wholly owned subsidiary of D3 Holdco LLC, a Delaware limited liability company. PIMCO DISCO Fund III LP, a Delaware limited partnership, is the sole managing member of D3 Holdco LLC. PIMCO GP XXXIII, a Delaware limited liability company, is the general partner of PIMCO DISCO Fund III LP. Pacific Investment Management Company LLC, a Delaware limited liability company, is the sole managing member of PIMCO GP XXXIII LLC and has the power to make voting and investment decisions regarding the shares held by D3V. The address of the principal business office of D3V and Pacific Investment Management Company LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(7)
Represents shares issuable upon exercise of the warrant held by PCRED Lending IV Offshore Ltd. (“PCRED”). PCRED is a Cayman Islands exempted company that was formed solely for the purpose of investing in the Company. PCRED is a wholly-owned subsidiary of PIMCO Commercial Real Estate Debt Fund, L.P., a Delaware limited partnership. Pacific Investment Management Company LLC has the power to make voting and investment decisions regarding the shares held by PCRED pursuant to an investment management agreement with PIMCO Commercial Real Estate Debt Fund, L.P. The address of the principal business office of PCRED and Pacific Investment Management Company LLC is 650 Newport Center Drive, Newport Beach, California 92660.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters or dealers, including, without limitation, through one or more underwritten offerings on a firm commitment or best efforts basis, and purchases by a broker-dealer as principal and resale by the broker dealer for its account;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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to purchasers through agents;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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in block trades;

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by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, the securities covered hereby;

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through a combination of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

The foregoing dispositions may be made at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The prospectus supplement with respect to any offering of securities will include the following information, to the extent required by law:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling securityholders, from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us, the selling securityholders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. To the extent required by law, the prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for shares of our common stock, or sales made to or through a market maker other than on an exchange. To the extent required by law, the name of any such underwriter or agent involved in the offer and sale of shares of our common stock, the amounts underwritten, and the nature of its obligations to take shares of our common stock will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than shares of our common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
If indicated in the prospectus supplement, we or the selling securityholders may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents
We or the selling securityholders may sell the securities directly. In this case, no underwriters or agents would be involved. We or the selling securityholders may also sell the securities through agents designated by us or the selling securityholders from time to time. In the applicable prospectus supplement, to the extent required by law, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
General
There can be no assurance that the selling securityholders will sell all or any of the shares of their securities offered by this prospectus. The selling securityholders also may in the future resell a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
In connection with the sale of our securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge our securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our securities offered by this prospectus, which such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
We and the selling securityholders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and Stinson LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Granite Point incorporated by reference in Granite Point’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of Granite Point Mortgage Trust Inc’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus is a part, are also available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.gpmtreit.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2021;

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Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 9, 2021, respectively;

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Our Current Reports on Form 8-K filed on January 4, 2021, February 8, 2021, March 19, 2021, May 18, 2021, June 2, 2021, June 29, 2021 and July 15, 2021; and

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The description of our common stock included in our Registration Statement on Form 8-A filed on June 20, 2017.

We also incorporate by reference all documents we file (but not furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) and all such documents filed (but not furnished) after the date of the initial registration statement and prior to the effectiveness of the registration statement.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Secretary, Granite Point Mortgage Trust Inc., 3 Bryant Park, Suite 2400A, New York, New York 10036, or (212) 364-5500.

3,200,000 Shares
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

Raymond James
January 18, 2022